State Bank Financial Corporation June 26-27, 2017 FIG Partners Community Bank Forum

2 Cautionary Note Regarding Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of the words “will,” “expect,” “should,” “anticipate,” “may,” and “project,” as well as similar expressions. These forward-looking statements include, but are not limited to, statements regarding our significant opportunity for deposit growth in the Atlanta and Savannah markets, statements regarding our ability to leverage our existing treasury and payroll capabilities in certain markets, statements regarding our outlook or expectations with respect to the merger between State Bank and AloStar Bank of Commerce, including the expected impact of the transaction on State Bank’s future financial performance (including anticipated accretion to earnings per share and the tangible book value earn-back period), other key transaction assumptions, and the timing of the closing of the transaction. Proforma financial information is not a guarantee of future results and is presented for information purposes only. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions (“risk factor”) that are difficult to predict with regard to timing, extent, likelihood, and degree. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. We undertake no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise. Risk factors include, without limitation, the following: • negative reactions to the AloStar transaction or future acquisitions by each bank’s customers, employees, and counterparties or difficulties related to the transition of services; • the AloStar transaction may be more expensive to complete and the anticipated benefits, including anticipated cost savings and strategic plans, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events; • our ability to achieve anticipated results from the AloStar transaction will depend on the state of the economic and financial markets going forward; • integration of AloStar’s business and operations into State Bank, which will include the conversion of AloStar’s operating systems and procedures, may take longer than anticipated or may be more costly than anticipated or have unanticipated adverse results; • changes in AloStar’s tangible book value; • a general decline in the real estate and lending markets, particularly in our market areas, could negatively affect our financial results; • competitive pressures among depository and other financial institutions may increase significantly; • changes in the interest rate environment may reduce margins or the volumes or values of the loans we make or have acquired; • other financial institutions have greater financial resources and may be able to develop or acquire products that enable them to compete more successfully than we can; • our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; • adverse changes may occur in the bond and equity markets; • war or terrorist activities may cause deterioration in the economy or cause instability in credit markets; and • economic, governmental, or other factors may prevent the projected population, residential, and commercial growth in the markets in which we operate. In addition, risk factors include, but are not limited to, the risk factors described in Item 1A, Risk Factors, in our Annual Report on Form 10-K for the most recently ended fiscal year. These and other risk factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a forward-looking statement.

3  Headquartered in Atlanta, Georgia  State Bank operates 31 full-service banking offices and 7 mortgage origination offices in 7 of the 8 largest MSAs in Georgia  Announced merger with AloStar Bank of Commerce on June 15, 2017  AloStar will add scalable asset-generating lines of business and loan portfolio diversification while efficiently leveraging excess capital Atlanta Macon Warner Robins Augusta Savannah Athens Gainesville State Bank Financial Corporation Profile Source: SNL Financial Note: Financial metrics as of 3/31/17; dividend yield and market cap as of 6/22/17 STBZ Profile T tal Assets $4.2 billion TCE Ratio 12.9% Total Loans $2.9 billion Cost of Funds .37% Total Deposits $3.4 billion Dividend Yield 2.16% Total Equity $620 million Market Cap $1.0 billion Key Metrics

4 Investment Thesis  Executive management team with a 30+ year track record in Georgia of successful acquisitions / integrations and building long-term shareholder value  Strong historical growth in core deposits and organic loans  Excellent credit metrics with minimal levels of NPAs, NCOs, and past due loans  Asset-sensitive balance sheet  Robust capital levels to support growth and opportunistic transactions  Attractive dividend yield and payout ratio  Concentrated branch footprint in high-quality metro markets  Well-positioned acquirer in Georgia

5 July 2009 – October 2011 12 FDIC-assisted acquisitions Total Assets: $3.9 billion Total Deposits: $3.6 billion January 2015 First Bank of Georgia Assets: $527 million Deposits: $418 million December 2016 National Bank of Georgia Assets: $378 million Deposits: $288 million February 2015 Boyett Insurance Agency October 2012 Altera Payroll Services October 2014 Bank of Atlanta Assets: $186 million Deposits: $149 million October 2015 Patriot Capital Equipment Finance December 2016 S Bank Assets: $106 million Deposits: $94 million 2009 - 2011 2012 - 2014 2015 2016 Announced June 2017 AloStar Bank of Commerce Assets: $944 million Deposits: $715 million 2017 Acquisition History Note: AloStar Bank of Commerce and proforma metrics as of March 31, 2017 Prior to July 2009 Change of Control $35 million in assets 2 Branches in Middle Georgia $5.1 billion proforma assets

Strong Core Deposit Base with Significant Opportunity for Growth

STATE BANK
Financial Corporation

($ in 000)	STBZ					Total Region	
Region[1]	Deposits	% of Deposits	Deposits / Branch	# of Branches	Market Share	Deposits	Deposits / Branch
Atlanta	$1,232,279	37%	$205,380	6	0.8%	$152,829,823	$122,069
Macon / Warner Robins	1,281,920	38%	106,827	12	25.1%	5,114,867	55,596
Augusta	424,956	13%	60,708	7	5.3%	7,995,226	62,955
Athens / Gainesville	323,661	10%	161,831	2	4.5%	7,154,932	73,762
Savannah	91,379	3%	22,845	4	1.2%	7,815,113	66,796

Significant Growth Opportunities

Atlanta – less than 1% market share of $153 billion in deposits; over 75% of the market is dominated by large regional and national competitors

Savannah – new market where State Bank executive management has significant in-market experience

Leading Market Share

Macon / Warner Robins – mature franchise with #1 market share since 2005 *(including predecessor bank)*

Top 10 Market Share

Augusta – remain well-positioned to take advantage of recent market disruption

Athens / Gainesville – strong local leadership team; opportunity to leverage State Bank's existing treasury and payroll capabilities in these new markets

[1] Region represents individual or combined MSAs; Savannah region includes Savannah and Hinesville MSAs and Tattnall County, GA
Source: SNL Financial; FDIC deposit data as of June 30, 2016

6

7  Grow Commercial Relationships by Targeting Net Funding Segments  Scale Efficient Asset-Generating Lines of Business  Foster a Culture of Efficiency  Maintain Focus on Noninterest Income Strategic Outlook  Management Depth  Disciplined and Experienced Acquirer  Balance Sheet Strength  Strong Credit Quality Metrics  Shareholder Focused Management Team with Significant Insider Ownership Solid Foundation Built on Proven Performance Forward Vision

8 Diversified Lines of Business Mortgage Scalable retail and wholesale mortgage platform located throughout the bank’s branches and mortgage offices across the state Patriot Capital Leading supplier of equipment financing to retail petroleum industry since 2000 SBA Lending National SBA Preferred Lender; one of the top SBA lenders in the state of Georgia Specialty Finance Provides portfolio diversity through purchased pools of loans and leases Payroll / Insurance Consolidated service offering of payroll, benefits, HRIS, tax, and insurance products targeting small and middle market businesses Commercial Real Estate Highly efficient asset-generating line of business and a core competency of State Bank Homebuilder Finance Efficient team with significant relationships in Georgia residential homebuilder markets Commercial & Community Banking Core Bank Funding Engine Atlanta, Augusta, Middle Georgia, Athens, Gainesville, Savannah AloStar ABL/Lender Finance Strong reputation in middle market asset-based lending; national footprint provides geographic and industry diversification

9 Overview of AloStar Bank of Commerce Transaction

10 Strategic Rationale Financially Attractive Highly Experienced Local Atlanta Team  Exceeds all internal financial targets with conservative proforma assumptions  Significant EPS accretion in 2018 and 2019, with no revenue synergies assumed  Accretive to tangible book value in less than 1.5 years  All cash transaction further leverages capital  Atlanta-based ABL and Lender Finance team is comprised of veteran commercial bankers with an experienced support staff  AloStar President & CEO Andy McGhee has 30 years of experience at large national and regional banks and will join State Bank as EVP of ABL and Lender Finance Division  Employment arrangements in place for key personnel Line of Business Expansion  Strong reputation and veteran team with a significant position in middle-market asset-based lending (“ABL”)  AloStar’s Lender Finance line of business is complementary and expands on State Bank’s Specialty Finance Group  Two funding lines of business, Correspondent and Internet Banking, will bring meaningful scale to State Bank’s existing efforts in these areas Loan Portfolio Diversification  National lending platform provides geographic, product, and industry diversification, with attractive yields and high-quality credit metrics  Doubles State Bank’s C&I loan exposure to 26% of proforma loans, with AloStar ABL and Lender Finance loans comprising 15% of proforma total loans

Transaction Analysis

STATE BANK
Financial Corporation

Transaction Terms	▪ Purchase price of 1.0x adjusted tangible book value as of the last day of the month immediately before closing, currently estimated to be $196 million ▪ 100% cash consideration ▪ 17.1x LTM earnings ▪ 8.5x LTM earnings (adjusted for AloStar excess tangible common equity over 9%)
Transaction Assumptions	▪ Immediately accretive to 2018 EPS; double digit EPS accretion projected in 2019 ▪ Marginally dilutive to tangible book value, with less than 1.5 year payback ▪ Return on invested capital >12% ▪ $10mm one-time merger expenses ▪ 25% cost savings ▪ 3.50% gross loan mark ▪ ~10.5% proforma TCE ratio; no additional capital needed for transaction
Transaction Approval and Closing	▪ AloStar shareholders have approved transaction ▪ Customary regulatory approvals required ▪ Bank-level merger (no bank to holding company dividend required) ▪ Expected closing in fourth quarter of 2017

11

Overview of AloStar Bank of Commerce

STATE BANK Financial Corporation

ALOSTAR BANK OF COMMERCE

- Founded in April 2011
- Headquartered in Birmingham, AL, with a commercial office in Atlanta that houses executive management, ABL team, and credit team
- President & CEO Andy McGhee co-founded the bank and has 30 years of banking and asset-based lending experience
- Three distinct lines of business:
  - Business Credit (ABL)
  - Lender Finance (added in 2013)
  - Commercial Real Estate Finance (added in 2015)
- Diversified funding strategy with no traditional branch locations and no brokered deposits
- Strong historical credit performance
- Exited loss share in March 2017

Key Metrics

Total Assets:	$944 million
Total Loans:	$763 million
Total Deposits:	$715 million
Total Equity:	$193 million
LTM ROAA[1]:	0.87%
NIM:	3.39%
NIB / Deposits:	15.3%

Loan Portfolio by Line of Business



Lender Finance 43%
ABL 32%
CRE 24%
Nexity Loans 2%

[1] Excludes gain from FDIC loss share termination in 1Q17
Source: SNL Financial and AloStar company documents

Note: Key metrics and loan portfolio as of March 31, 2017

12

13 Enhances Loan Diversity Source: SNL Financial and AloStar company documents as of March 31, 2017 Loan Portfolio ($000) Amount % Loan Portfolio ($000) Amount % Loan Portfolio ($000) Amount % C&D $479,184 17% C&D $136 0% C&D $479,320 13% CRE 1,134,971 40% CRE 163,219 21% CRE 1,298,190 36% C&I 374,100 13% C&I 555,856 73% C&I 929,956 26% Owner-occupied RE 393,673 14% Owner-occupied RE 34,123 4% Owner-occupied RE 427,796 12% Residential RE 348,887 12% Residential RE 9,607 1% Residential RE 358,494 10% Consumer / Other 123,965 4% Consumer / Other 4 0% Consumer / Other 123,969 3% Total Loans (Gross) $2,854,780 100% Total Loans (Gross) $762,945 100% Total Loans (Gross) $3,617,725 100% STBZ AloStar Proforma CRE 21% C&I 73% Owner- occupied RE 4% Residential RE 1% C&D 17% CRE 40% C&I 13% Owner- occupied RE 14% Residential RE 12% Consumer / Other 4% C&D 13% CRE 36% C&I 26% Owner- occupied RE 12% Residential RE 10% Consumer / Other 3%

14 Expands Funding Channels Source: SNL Financial and AloStar company documents as of March 31, 2017 Deposit Composition ($000) Amount % Deposit Composition ($000) Amount % Deposit Composition ($000) Amount % Noninterest-bearing $944,838 28% Noninterest-bearing $109,375 15% Noninterest-bearing $1,054,213 26% Interest-bearing Transaction 599,858 18% Interest-bearing Transaction 3,651 1% Interest-bearing Transaction 603,509 15% Savings & Money Market 1,393,711 41% Savings & Money Market 264,536 37% Savings & Money Market 1,658,247 40% CDs 471,368 14% CDs 337,564 47% CDs 808,932 20% Total Deposits $3,409,775 100% Total Deposits $715,126 100% Total Deposits $4,124,901 100% Deposits by LOB ($000) Amount % ABL $42,505 6% Correspondent 246,783 35% Retail DDAs 86,269 12% CDs 337,564 47% Other 2,005 0% Total Deposits $715,126 100% STBZ AloStar Proforma Noninterest- bearing 26% Interest- bearing Transaction 15% Savings & Money Market 40% CDs 20% Noninterest- bearing 15% Interest- bearing Transaction 1% Savings & Money Market 37% CDs 47% Noninterest- bearing 28% Interest- bearing Transaction 18% Savings & Money Market 41% CDs 14%

15 Summary of AloStar Transaction  Strategically compelling position in ABL market, with executive management and lending team based in Atlanta  Executing on strategy of adding scalable asset-generating lines of business  Diversifies loan portfolio  Accretive to EPS and net interest margin  Efficient deployment of capital  Proven track record of successful acquisitions/integrations at State Bank